EXHIBIT 99.1

Civista Bancshares, Inc. Announces Third Quarter 2026 Net Income of $16.0 million, up 25.5% from Third Quarter 2025

Sandusky, Ohio, October 22, 2026 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) today reported net income of $16.0 million, or $0.77 per diluted common share, for the quarter ended September 30, 2026. The results of the periods presented include the impact of The Farmers Savings Bank ("FSB") merger since November 7, 2025.

•
Net income for the third quarter of 2026 of $16.0 million, a $3.3 million or 25.5% increase compared to $12.8 million for the third quarter 2025, and a $1.7 million, or 11.9% increase from the second quarter 2026.
•
Net interest margin expanded 35 basis points year-over-year to 3.93% while cost of funds declined 30 basis points.
•
Earnings per diluted common share were $0.77 for the third quarter of 2026, compared to $0.68 for the third quarter of 2025.
•
Pre-Provision Net Revenue (PPNR) for the third quarter of 2026 was $21.1 million, compared to $15.9 million in the third quarter of 2025 and $18.9 million for the second quarter of 2026.
•
Total loans increased $38.0 million, or 1.2%, in the third quarter of 2026 compared to the second quarter of 2026.
•
Return on Assets of 1.48%, compared to 1.22% for the third quarter of 2025.
•
The efficiency ratio improved to 55.3% for the third quarter of 2026 from 61.4% for the third quarter of 2025.

CEO Commentary:

"I am pleased with Civista's strong performance in the third quarter and proud of the continued execution by our team," said Chuck Parcher, President and Chief Executive Officer of Civista Bancshares, Inc. "We delivered net income of $16.0 million, expanded our net interest margin to 3.93%, and improved our efficiency ratio to 55.3%, while also generating solid loan growth. These results reflect the strength of our franchise, disciplined balance sheet management, and the dedication of our employees to serving our customers and communities."

"Our focus remains on growing responsibly while maintaining a strong and well-managed balance sheet. Total loans increased $38.0 million during the quarter, while brokered deposits declined another $25.0 million. Credit quality also remained well managed, with non-performing assets declining to $27.6 million. We are encouraged by these trends and remain focused on balancing growth with prudent funding and credit risk management."

"As I begin my tenure as President and CEO, I am honored to have the opportunity to lead Civista and build upon the strong foundation established by those who came before me. Our priorities remain clear: take care of our customers, support our communities, invest in our people, and deliver consistent execution. I have tremendous confidence in our team, the strength of our franchise, and Civista's ability to create long-term value for our shareholders, customers, and communities."

Results of Operations:

For the three month periods ended September 30, 2026, June 30, 2026 and September 30, 2025, and the nine month periods ended September 30, 2026 and 2025. The results of the periods reflect the inclusion of the FSB merger since November 7, 2025.

Third Quarter 2026 Highlights

•
Net income of $16.0 million, a $3.3 million or 25.5% increase compared to $12.8 million for the third quarter 2025, and a $1.7 million, or 11.9% increase from the second quarter 2026.
•
Earnings per diluted common share were $0.77 for the third quarter of 2026, compared to $0.68 for the third quarter of 2025.
•
Pre-Provision Net Revenue (PPNR) for the third quarter of 2026 was $21.1 million, compared to $15.9 million in the third quarter of 2025 and $18.9 million for the second quarter of 2026.
•
Net interest margin expanded 35 basis points year-over-year to 3.93% while cost of funds declined 30 basis points.
•
Net securities losses from the sale of debt securities were $1.6 million for the third quarter of 2026 related to balance sheet repositioning.
•
Other non-interest income includes $1.8 million of net insurance proceeds related to the Stateline branch fire that occurred in December 2025.
•
Cost of funds of 197 basis points for the third quarter of 2026, 30 basis points lower than the 227 basis points cost of funds for the third quarter of 2025, and 3 basis points higher than the 194 basis points in second quarter 2026.
•
Cost of deposits of 182 basis points for the third quarter of 2026, down 18 basis points compared to 200 basis points in the third quarter of 2025, and 1 basis point lower than the 183 basis points in the second quarter of 2026.
•
Brokered deposits declined $25.0 million during the third quarter and $77.0 million since year-end 2025 as Civista continued optimizing its funding mix and reducing higher-cost funding sources.
•
Total loans increased $38.0 million, or 1.2%, in the third quarter of 2026 compared to the second quarter of 2026.
•
The efficiency ratio improved to 55.3% for the third quarter of 2026 from 61.4% for the third quarter of 2025.
•
Return on Assets of 1.48%, compared to 1.22% for the third quarter of 2025.
•
Net charge-offs totaled $0.1 million during the quarter, compared with $0.6 million in the third quarter of 2025.
•
Allowance for credit losses on loans / total loans of 1.29%.
•
Tangible book value per share increased 3.1% from December 31, 2025, to $19.87 at September 30, 2026
•
Declared a quarterly cash dividend of $0.18 per share, consistent with the second quarter 2026.
•
Based on the September 30, 2026 closing share price of $26.38, the $0.18 quarterly dividend represents an annualized yield of 2.73% and a payout ratio of 23.34%.

Assets

Total assets were $4.3 billion at September 30, 2026, up $10.6 million from June 30, 2026, and down $31.5 million from December 31, 2025.

•
Loan and lease balances increased $38.0 million, or 1.2%, from June 30, 2026, and $22.9 million, or 0.7% from December 31, 2025.
•
Residential Real Estate increased $24.9 million since June 30, 2026 reflecting continued strength in residential lending activity and solid customer demand.
•
Real Estate Construction loans increased $15.4 million since June 30, 2026, continuing the seasonal increase in construction lending activity that began in the second quarter.

Deposits & Borrowings

Total deposits were $3.5 billion at September 30, 2026, an increase of $19.4 million from June 30, 2026, and $11.2 million from December 31, 2025.

•
Noninterest-bearing demand deposits increased $30.3 million from June 30, 2026, primarily due to increases of $19.9 million and $14.8 million in business commercial deposits and public fund deposits, respectively, slightly offset by a decrease of $3.2 million in retail noninterest-bearing deposits.
•
Savings and money markets increased $15.8 million from June 30, 2026, primarily due to an increase of $29.2 million in business money market deposits. The increase was somewhat offset by decreases of $9.8 million and $5.3 million in ICS money market deposits and consumer savings, respectively.
•
Brokered deposits totaled $325.1 million at September 30, 2026, which included brokered certificates of deposit of $325.0 million and brokered money markets of $0.1 million. Brokered deposits decreased $25.0 million from June 30, 2026, reflecting management's continued efforts to reduce higher cost brokered deposits.
•
FHLB short-term advances totaled $122.5 million on September 30, 2026, down $1.0 million from June 30, 2026.

Net Interest Income and Net Interest Margin

Net interest income increased $4.9 million, or 14.1%, for the third quarter of 2026, compared to the same period in 2025.

•
Interest income increased $2.6 million year over year, primarily reflecting growth in average interest‑earning assets.
•
Interest expense decreased $2.3 million year over year, mainly due to lower borrowing costs from reduced short‑term FHLB advances coupled with disciplined deposit pricing.
•
Net interest margin increased 35 basis points to 3.93% for the third quarter of 2026, compared to 3.58% for the same period in 2025, reflecting continued disciplined deposit pricing, a reduced reliance on higher‑cost wholesale funding, and partially supplemented by favorable loan yields and earning asset mix management.

Net interest income increased $13.7 million, or 13.4%, for the nine months ended September 30, 2026, compared to the same period in 2025. For the nine months ended September 30, 2025, net interest income was increased by $1.6 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

•
Interest income increased $4.9 million for the nine months ended September 30, 2026, compared to the same period in 2025, attributed to average interest-earning assets increasing $172.3 million, slightly offset by a 6-basis point decrease in asset yield.
•
Interest expense decreased $8.8 million for the nine months ended September 30, 2026, compared to the same period in 2025. This was due to an 81-basis point reduction in higher cost short-term FHLB borrowings coupled with a 44-basis point drop in time deposits, mostly offset by $212.1 million average balance growth in interest-bearing deposits.
•
Net interest margin increased 31-basis points to 3.89% for the nine months ended September 30, 2026, compared to 3.58% for the same period in 2025.

Credit

Provision for credit losses, including provision for unfunded commitments, was $1.3 million for the third quarter of 2026, compared to $0.2 million for the third quarter of 2025.

•
Civista recorded net charge-offs of $0.1 million for the third quarter of 2026, compared to net charge-offs of $0.6 million for the same period in 2025.

•
The allowance for credit losses was $42.4 million, or 1.29% of total loans, at September 30, 2026, compared to 1.30% at September 30, 2025, and 1.28% at December 31, 2025.

•
Non-performing assets at September 30, 2026, were $27.6 million, a decrease of $3.7 million or 11.7%, from December 31, 2025. The non-performing assets to assets ratio was 0.64% and 0.72% at September 30, 2026 and December 31, 2025, respectively.

•
The allowance for credit losses to non-performing loans increased to 153.3% at September 30, 2026, from 134.2% at December 31, 2025.

Non-interest Income

Non-interest income for the third quarter of 2026 totaled $9.7 million, up slightly from $9.6 million for the same period in 2025.

•
Service charges increased $0.2 million for the third quarter of 2026, compared to the same period in 2025, primarily from higher business service charges and retail overdraft fees.
•
Net loss on sale of debt securities was $1.6 million for the third quarter of 2026 as part of a balance sheet repositioning strategy. Civista sold $6.6 million in securities, mainly lower-yielding securities and reinvested the proceeds into higher-yielding assets, which is expected to enhance future net interest income and support net interest margin expansion.
•
Mortgage banking increased $0.1 million for the third quarter of 2026, compared to the same period in 2025, reflecting improved secondary market execution resulting from expanding the use of mandatory delivery loan sales while continuing to utilize best-efforts delivery channels.
•
Other income increased $1.7 million for the third quarter of 2026, compared to the same period in 2025, primarily reflecting $1.8 million in net insurance proceeds in the third quarter of 2026 related to the Stateline branch fire.

Non-interest income totaled $28.1 million, an increase of $4.0 million or 16.6%, when compared to the same period in 2025. For the nine months ended September 30, 2025, non-interest income was reduced by $1.0 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

•
Service charges increased $0.7 million for the nine months ended September 30, 2026, compared to the same period in 2025, primarily from higher business service charges and retail overdraft fees.
•
Net loss on sale of debt securities was $1.6 million for the nine months ended September 30, 2026 as part of a balance sheet repositioning strategy.
•
Mortgage banking increased $0.8 million for the nine months ended September 30, 2026, compared to the same period in 2025, reflecting improved secondary market execution and disciplined pricing strategies.
•
Leasing and commercial finance revenue increased $1.3 million for the nine months ended September 30, 2026, compared to the same period in 2025, due to the non-recurring adjustment discussed above. Excluding the non-recurring adjustment, leasing and commercial finance revenue was up $0.3 million year-over-year resulting from increased origination volume.
•
Other income increased $2.4 million for the nine months ended September 30, 2026, compared to the same period in 2025, due to net insurance proceeds of $1.8 million and $0.5 million in income from the Company's captive insurance subsidiary, CIVB Risk Management, recorded in the first quarter of 2026 related to the closure of three claims without payment, resulting in a reduction of ceded reserves.

Non-interest Expense

Non-interest expense for the third quarter of 2026 totaled $28.0 million, a decrease of $0.3 million or 1.2%, compared to the third quarter of 2025. In the third quarter of 2025, non-interest expense was increased by $0.7 million from acquisition expenses related to the acquisition of The Farmers Savings Bank ("FSB") that closed in the fourth quarter of 2025. These expenses were recorded in other non-interest expense.

•
Compensation expense increased $0.3 million for the third quarter of 2026, compared to the same period in 2025, primarily due to increases in salaries and medical expenses associated with a higher number of full-time equivalent (FTE) employees year-over-year.
•
The quarter-to-date average number of FTE employees was 555 at September 30, 2026, compared with an average number of 524 for the same period in 2025.
•
FDIC assessment decreased $0.3 million for the third quarter of 2026, compared to the same period in 2025, mainly due to an improvement in Civista's risk-based assessment rate, reflecting favorable trends in regulatory ratios and supervisory metrics used in the FDIC's pricing methodology.
•
Equipment expense decreased $0.6 million for the third quarter of 2026, compared to the same period in 2025, mainly due to $0.7 million in depreciation expense recorded in the third quarter of 2025 on assets that had a net book value but are no longer in use.
•
Amortization of intangibles increased $0.4 million for the third quarter of 2026, compared to the same period in 2025, due to the merger of FSB that closed in November 2025.
•
Other expenses decreased $0.6 million for the third quarter of 2026, compared to the same period in 2025, primarily due to the aforementioned acquisition-related expenses.
•
The efficiency ratio was 55.3% for the quarter ended September 30, 2026, compared to 61.4% for the same period in 2025. The change in the efficiency ratio is primarily due to a 14.1% increase in net interest income and a 1.2% decrease in non-interest expenses.

Non-interest expense totaled $86.5 million, an increase of $3.6 million or 4.3%, when compared to the same period in 2025. For the nine months ended September 30, 2026, non-interest expense was increased by $0.4 million from non-recurring adjustments related to acquisition expenses from the merger with FSB that closed in November 2025. These expenses are recorded in other non-interest expenses. For the nine months ended September 30, 2025, non-interest expense was increased by $0.3 million resulting from the aforementioned $0.7 million acquisition-related expenses, partially offset by a $0.3 million reduction resulting from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion. The acquisition-related expense of $0.7 million is recorded in other non-interest expense. The core conversion reduction of $0.3 million is recorded in equipment expense.

•
Compensation expense increased $3.2 million for the nine months ended September 30, 2026, compared to the same period in 2025, primarily due to increases in salaries and medical expenses associated with a higher number of full-time equivalent (FTE) employees year-over-year.
•
The year-to-date average number of FTE employees was 550 at September 30, 2026, compared with an average number of 523 for the same period in 2025.

•
FDIC assessment decreased $1.0 million for the nine months ended September 30, 2026, compared to the same period in 2025, mainly due to an improvement in Civista's risk-based assessment rate, reflecting favorable trends in regulatory ratios and supervisory metrics used in the FDIC's pricing methodology.
•
Equipment expense decreased $0.7 million for the nine months ended September 30, 2026, compared to the same period in 2025, mainly due to $0.7 million in depreciation expense recorded in 2025 on assets that had a net book value but are no longer in use.
•
Professional fees decreased $1.1 million for the nine months ended September 30, 2026, compared to the same period in 2025, mainly due to utilizing consultants in 2025 to assist in transitioning Civista Leasing and Finance Division to a new core processing system.
•
Amortization of intangibles increased $1.1 million for the nine months ended September 30, 2026, compared to the same period in 2025, due to the merger of FSB that closed in November 2025.
•
The efficiency ratio was 57.8% for the nine months ended September 30, 2026, compared to 63.5% for the same period in 2025. The change in the efficiency ratio is primarily due to a 13.4% increase in net interest income and a 16.6% increase in non-interest income, partially offset by a 4.3% increase in non-interest expenses.

Taxes

Civista’s effective income tax rate for the third quarter of 2026 was 19.1% compared to 18.5% for the same period in 2025.

Civista’s effective income tax rate for the nine months ended September 30, 2026, was 17.6% compared to 16.2% in the same period in 2025.

Capital

Total shareholders’ equity at September 30, 2026, totaled $552.7 million, an increase of $9.3 million from December 31, 2025. The increase reflected a $34.1 million increase in retained earnings mostly offset by increases in accumulated other comprehensive loss of $23.6 million resulting from the change in the unrealized loss on available-for-sale securities portfolio and treasury stock of $2.5 million, mainly due to share repurchases.

Civista repurchased 82,075 shares in the first nine months ended September 30, 2026. The current repurchase plan is set to expire in April 2027. For the nine months ended September 30, 2026, Civista liquidated 14,654 shares held by employees, at an average price of $22.00 per share, to satisfy tax obligations stemming from vesting of restricted shares.

Conference Call and Webcast

Civista Bancshares, Inc. will also host a conference call to discuss the Company's financial results for the third quarter of 2026 at 1:00 p.m. ET on Thursday, October 22, 2026. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.civb.com. Participants can also listen to the conference call by dialing 800-836-8184 and ask to be joined into the Civista Bancshares, Inc. third quarter 2026 earnings call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.civb.com).

About Civista Bancshares

Civista Bancshares, Inc., is a $4.3 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 44 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its Civista Leasing and Finance Division. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any additional risks identified in the Company’s subsequent Form 10-Q’s. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Non-GAAP Financial Measures

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles ("GAAP"). These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation's results of operations. Certain non-GAAP financial measures discussed earlier in this release, including efficiency ratio, net interest margin, tangible book value per share, and related ratios, are identified in the accompanying financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per diluted common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

For additional information, contact:

Charles A. Parcher

President and CEO

Civista Bancshares, Inc.

888-645-4121

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Three Months Ended September 30,
	2026			2025
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$3,274,016	$51,385	6.23%	$3,128,033	48,718	6.18%
Taxable securities ***	416,958	3,871	3.43%	402,216	3,922	3.57%
Non-taxable securities ***	270,638	2,255	3.87%	274,722	2,324	3.84%
Interest-bearing deposits in other banks	32,092	312	3.87%	24,513	276	4.47%
Total interest-earning assets ***	$3,993,704	$57,823	5.73%	$3,829,484	$55,240	5.69%
Noninterest-earning assets:
Cash and due from financial institutions	36,456			34,261
Premises and equipment, net	37,331			42,638
Accrued interest receivable	14,450			14,230
Intangible assets	141,643			132,503
Bank owned life insurance	64,085			63,289
Other assets	55,085			59,667
Less allowance for loan losses	(41,959)			(40,380)
Total Assets	$4,300,795			$4,135,692

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,665,740	$6,035	1.44%	$1,536,897	$5,856	1.51%
Time	1,072,756	9,854	3.64%	1,037,256	10,491	4.01%
Short-term FHLB borrowings	127,500	1,321	4.11%	272,985	3,063	4.45%
Long-term FHLB borrowings	498	4	2.81%	1,011	7	2.59%
Other borrowings	2,859	58	8.02%	5,123	108	8.39%
Subordinated debentures	104,337	1,121	4.27%	104,186	1,170	4.46%
Total interest-bearing liabilities	$2,973,690	$18,393	2.45%	$2,957,458	$20,695	2.78%
Non-interest-bearing deposits	719,232			662,872
Other liabilities	41,020			42,369
Shareholders' equity	566,853			472,993
Total Liabilities and Shareholders' Equity	$4,300,795			$4,135,692

Net interest income and interest rate spread		$39,430	3.28%		$34,545	2.91%

Net interest margin ***			3.93%			3.58%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $599 thousand and $618 thousand for the periods ended September 30, 2026 and 2025, respectively.

** - Average balance includes nonaccrual loans

*** - Average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $52.3 million and $62.9 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Nine Months Ended September 30,
	2026			2025
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$3,256,851	$150,502	6.18%	$3,121,292	$146,336	6.27%
Taxable securities ***	422,490	11,732	3.48%	401,091	11,228	3.43%
Non-taxable securities ***	277,969	6,836	3.91%	279,668	7,002	3.88%
Interest-bearing deposits in other banks	39,256	1,109	3.75%	22,238	678	4.07%
Total interest-earning assets ***	$3,996,566	$170,179	5.69%	$3,824,289	$165,244	5.75%
Noninterest-earning assets:
Cash and due from financial institutions	36,819			39,232
Premises and equipment, net	38,523			44,563
Accrued interest receivable	14,305			13,908
Intangible assets	142,455			132,883
Bank owned life insurance	63,687			63,171
Other assets	53,175			59,410
Less allowance for loan losses	(41,453)			(40,295)
Total Assets	$4,304,077			$4,137,161

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,670,478	$17,463	1.40%	$1,554,969	$17,216	1.48%
Time	1,091,392	29,773	3.65%	994,788	30,405	4.09%
Short-term FHLB borrowings	127,915	3,506	3.66%	346,737	11,595	4.47%
Long-term FHLB borrowings	640	13	2.79%	1,225	24	2.57%
Other borrowings	3,394	227	8.95%	5,804	376	8.67%
Subordinated debentures	104,293	3,351	4.30%	104,145	3,496	4.49%
Total interest-bearing liabilities	$2,998,112	$54,333	2.42%	$3,007,668	$63,112	2.81%
Non-interest-bearing deposits	705,988			662,662
Other liabilities	39,299			42,910
Shareholders' equity	560,678			423,921
Total Liabilities and Shareholders' Equity	$4,304,077			$4,137,161

Net interest income and interest rate spread		$115,846	3.27%		$102,132	2.94%

Net interest margin ***			3.89%			3.58%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $1.8 million and $1.9 million for the periods ended September 30, 2026 and 2025, respectively.

** - Average balance includes nonaccrual loans

*** - 2026 and 2025 average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $46.8 million and $62.1 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Non-interest income
(unaudited - dollars in thousands)	Three months ended September 30,
	2026	2025	$ Change	% Change
Service charges	$1,835	$1,667	$168	10.1%
Net loss on sale of debt securities	(1,571)	-	(1,571)	0.0%
Net gain (loss) on equity securities	99	255	(156)	-61.2%
Mortgage banking	1,085	1,018	67	6.6%
ATM/Interchange fees	1,553	1,435	118	8.2%
Wealth management fees	1,458	1,402	56	4.0%
Leasing and commercial finance revenue	2,572	2,707	(135)	-5.0%
Bank owned life insurance	413	666	(253)	-38.0%
Swap fees	-	-	-	0.0%
Other	2,207	483	1,724	356.9%
Total non-interest income	$9,651	$9,633	$18	0.2%

Non-interest income
(unaudited - dollars in thousands)	Nine months ended September 30,
	2026	2025	$ Change	% Change
Service charges	$5,438	$4,756	$682	14.3%
Net loss on sale of debt securities	(1,571)	-	(1,571)	0.0%
Net gain (loss) on equity securities	272	152	120	78.9%
Mortgage banking	3,040	2,261	779	34.5%
ATM/Interchange fees	4,494	4,179	315	7.5%
Wealth management fees	4,350	4,067	283	7.0%
Leasing and commercial finance revenue	7,274	5,984	1,290	21.6%
Bank owned life insurance	1,202	1,438	(236)	-16.4%
Swap fees	59	125	(66)	-52.8%
Other	3,531	1,120	2,411	215.3%
Total non-interest income	$28,089	$24,082	$4,007	16.6%

Non-interest expense
(unaudited - dollars in thousands)	Three months ended September 30,
	2026	2025	$ Change	% Change
Compensation expense	$15,484	$15,161	$323	2.1%
Net occupancy expense	1,589	1,466	123	8.4%
Contracted data processing	611	559	52	9.3%
FDIC assessment	365	627	(262)	-41.8%
State franchise tax	629	536	93	17.4%
Professional services	1,244	1,225	19	1.6%
Equipment expense	1,560	2,205	(645)	-29.3%
ATM/Interchange expense	786	755	31	4.1%
Marketing	543	391	152	38.9%
Amortization of core deposit intangible	675	318	357	112.3%
Software maintenance expense	1,465	1,480	(15)	-1.0%
Other	3,027	3,604	(577)	-16.0%
Total non-interest expense	$27,978	$28,327	$(349)	-1.2%

Non-interest expense
(unaudited - dollars in thousands)	Nine months ended September 30,
	2026	2025	$ Change	% Change
Compensation expense	$47,450	$44,216	$3,234	7.3%
Net occupancy expense	4,795	4,519	276	6.1%
Contracted data processing	1,923	1,662	261	15.7%
FDIC Assessment	1,208	2,189	(981)	-44.8%
State franchise tax	1,782	1,696	86	5.1%
Professional services	4,050	5,113	(1,063)	-20.8%
Equipment expense	5,369	6,072	(703)	-11.6%
ATM/Interchange expense	2,261	2,018	243	12.0%
Marketing	1,563	976	587	60.1%
Amortization of core deposit intangible	2,067	988	1,079	109.2%
Software maintenance expense	4,175	4,051	124	3.1%
Other	9,861	9,435	426	4.5%
Total non-interest expense	$86,504	$82,935	$3,569	4.3%

End of period loan and lease balances
(unaudited - dollars in thousands)
	September 30,	December 31,
	2026	2025	$ Change	% Change
Commercial and Agriculture	$316,162	$308,692	$7,470	2.4%
Commercial Real Estate:
Owner Occupied	387,946	385,547	2,399	0.6%
Non-owner Occupied	1,228,232	1,239,017	(10,785)	-0.9%
Residential Real Estate	982,843	944,328	38,515	4.1%
Real Estate Construction	280,900	285,137	(4,237)	-1.5%
Farm Real Estate	31,815	37,775	(5,960)	-15.8%
Lease financing receivable	36,365	35,103	1,262	3.6%
Consumer and Other	28,660	34,447	(5,787)	-16.8%
Total Loans	$3,292,923	$3,270,046	$22,877	0.7%

End of period deposit balances
(unaudited - dollars in thousands)
	September 30,	December 31,
	2026	2025	$ Change	% Change
Noninterest-bearing demand	$725,403	$702,032	$23,371	3.3%
Interest-bearing demand	378,326	400,403	(22,077)	-5.5%
Savings and money market	1,286,927	1,234,593	52,334	4.2%
Time deposits	761,889	727,294	34,595	4.8%
Brokered deposits	325,134	402,142	(77,008)	-19.1%
Total Deposits	$3,477,679	$3,466,464	$11,215	0.3%

Allowance for Credit Losses
(dollars in thousands)
	Three months ended September 30,
	2026	2025
Beginning of period	$41,713	$40,455
Charge-offs	(1,698)	(662)
Recoveries	1,559	83
Provision	823	378
End of period	$42,397	$40,254

Allowance for Credit Losses
(dollars in thousands)
	Nine months ended September 30,
	2026	2025
Beginning of period	$42,020	$39,669
Charge-offs	(2,678)	(2,730)
Recoveries	1,749	518
Provision	1,306	2,797
End of period	$42,397	$40,254

Allowance for Unfunded Commitments
(dollars in thousands)
	Three months ended September 30,
	2026	2025
Beginning of period	$3,894	$3,553
Provision	472	(178)
End of period	$4,366	$3,375

Allowance for Unfunded Commitments
(dollars in thousands)
	Nine months ended September 30,
	2026	2025
Beginning of period	$3,236	$3,380
Provision	1,130	(5)
End of period	$4,366	$3,375

(dollars in thousands)	September 30,	December 31,
	2026	2025
Non-accrual loans	$27,555	$30,834
Restructured loans, accruing	-	14
90+ Days Past Due, Still Accruing	94	462
Total non-performing loans	27,649	31,310
Other Real Estate Owned	-	-
Total non-performing assets	$27,649	$31,310

Civista Bancshares, Inc.

Financial Highlights

(Unaudited, dollars in thousands, except share and per share amounts)

Consolidated Condensed Statement of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Interest income	$57,823	$55,240	$170,179	$165,244
Interest expense	18,393	20,695	54,333	63,112
Net interest income	39,430	34,545	115,846	102,132
Provision for credit losses	823	378	1,306	2,797
Provision for unfunded commitments	472	(178)	1,130	(5)
Net interest income after provision	38,135	34,345	113,410	99,340
Non-interest income	9,651	9,633	28,089	24,082
Non-interest expense	27,978	28,327	86,504	82,935
Income before taxes	19,808	15,651	54,995	40,487
Income tax expense	3,789	2,891	9,672	6,544
Net income	16,019	12,760	45,323	33,943
Net income available
to common shareholders	$16,019	$12,760	$45,323	$33,943

Dividends paid per common share	$0.18	$0.17	$0.54	$0.51

Earnings per common share
Basic
Net income	$16,019	$12,760	$45,323	$33,943
Less allocation of earnings and
dividends to participating securities	61	61	144	173
Net income available to common
shareholders - basic	$15,958	$12,699	$45,179	$33,770
Weighted average common shares outstanding	20,775,467	18,767,307	20,769,132	16,605,546
Less average participating securities	78,903	91,743	65,838	85,141
Weighted average number of shares outstanding
used to calculate basic earnings per share	20,696,564	18,675,564	20,703,294	16,520,405

Earnings per common share
Basic	$0.77	$0.68	$2.18	$2.04
Diluted	$0.77	0.68	$2.18	2.04

Selected financial ratios:
Return on average assets	1.48%	1.22%	1.41%	1.10%
Return on average equity	11.21%	10.70%	10.81%	10.71%
Return on average tangible common equity	14.95%	14.87%	14.49%	15.59%
Dividend payout ratio	23.34%	25.00%	24.75%	24.95%
Net interest margin (tax equivalent)	3.93%	3.58%	3.89%	3.58%
Effective tax rate	19.13%	18.47%	17.59%	16.16%

Selected Balance Sheet Items
(Dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2026	2025
	(unaudited)	(unaudited)

Cash and due from financial institutions	$67,710	$77,320
Investment in time deposits	3,165	1,165
Investment securities	640,217	684,600
Loans held for sale	3,548	7,180
Loans	3,292,923	3,270,046
Less: allowance for credit losses	(42,397)	(42,020)
Net loans	3,250,526	3,228,026
Other securities	26,829	25,942
Premises and equipment, net	37,026	40,611
Goodwill and other intangibles	141,270	143,538
Bank owned life insurance	64,355	63,153
Other assets	70,280	64,918
Total assets	$4,304,926	$4,336,453

Total deposits	$3,477,679	$3,466,464
Short-term Federal Home Loan Bank advances	122,500	175,000
Long-term Federal Home Loan Bank advances	466	855
Subordinated debentures	104,359	104,234
Other borrowings	2,640	4,090
Accrued expenses and other liabilities	44,541	42,336
Total liabilities	3,752,185	3,792,979
Common shares	421,097	419,769
Retained earnings	273,891	239,784
Treasury shares	(78,299)	(75,764)
Accumulated other comprehensive loss	(63,948)	(40,315)
Total shareholders' equity	552,741	543,474
Total liabilities and shareholders' equity	$4,304,926	$4,336,453

	September 30,	December 31,
	2026	2025
	(unaudited)	(unaudited)

Shares outstanding at period end	20,712,013	20,746,474
Book value per share	$26.69	$26.20
Equity to asset ratio	12.84%	12.53%

Selected asset quality ratios:
Allowance for credit losses to total loans	1.29%	1.28%
Non-performing assets to total assets	0.64%	0.72%
Allowance for credit losses to non-performing loans	153.34%	134.21%

Non-performing asset analysis
Nonaccrual loans	$27,555	$30,834
Restructured loans	-	14
Other real estate owned	-	-
90+ Days Past Due, Still Accruing	94	462
Total	$27,649	$31,310

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
End of Period Balances	2026	2026	2026	2025	2025

Assets
Cash and due from banks	$67,710	$61,743	$83,525	$77,320	$62,766
Investment in time deposits	3,165	4,125	2,880	1,165	735
Investment securities	640,217	670,179	682,462	684,600	657,189
Loans held for sale	3,548	8,508	6,940	7,180	8,012
Loans and leases	3,292,923	3,254,904	3,229,667	3,270,046	3,095,994
Allowance for credit losses	(42,397)	(41,713)	(40,536)	(42,020)	(40,254)
Net Loans	3,250,526	3,213,191	3,189,131	3,228,026	3,055,740
Other securities	26,829	28,957	25,144	25,942	27,901
Premises and equipment, net	37,026	37,417	39,055	40,611	40,910
Goodwill and other intangibles	141,270	142,018	142,774	143,538	132,276
Bank owned life insurance	64,355	63,942	63,543	63,153	62,756
Other assets	70,280	64,218	62,868	64,918	65,049
Total Assets	$4,304,926	$4,294,298	$4,298,322	$4,336,453	$4,113,334

Liabilities
Total deposits	$3,477,679	$3,458,243	$3,501,890	$3,466,464	$3,230,463
Federal Home Loan Bank advances - short term	122,500	123,500	100,000	175,000	232,000
Federal Home Loan Bank advances - long term	466	561	739	855	970
Subordinated debentures	104,359	104,317	104,276	104,234	104,213
Other borrowings	2,640	3,121	3,594	4,090	4,699
Accrued expenses and other liabilities	44,541	37,771	35,580	42,336	41,961
Total liabilities	3,752,185	3,727,513	3,746,079	3,792,979	3,614,306

Shareholders' Equity
Common shares	421,097	420,922	420,488	419,769	388,458
Retained earnings	273,891	261,615	251,041	239,784	230,798
Treasury shares	(78,299)	(76,082)	(76,082)	(75,764)	(75,760)
Accumulated other comprehensive loss	(63,948)	(39,670)	(43,204)	(40,315)	(44,468)
Total shareholders' equity	552,741	566,785	552,243	543,474	499,028

Total Liabilities and Shareholders' Equity	$4,304,926	$4,294,298	$4,298,322	$4,336,453	$4,113,334

Shares outstanding at period end	20,712,013	20,794,238	20,783,348	20,746,474	19,312,726

Book value per share	$26.69	$27.26	$26.57	$26.20	$25.84
Equity to asset ratio	12.84%	13.20%	12.85%	12.53%	12.13%

	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Selected asset quality ratios:
Allowance for credit losses to total loans	1.29%	1.28%	1.26%	1.28%	1.30%
Non-performing assets to total assets	0.64%	0.71%	0.70%	0.72%	0.55%
Allowance for credit losses to non-performing loans	153.34%	136.69%	134.37%	134.21%	176.52%

Non-performing asset analysis
Non-accrual loans	$27,555	$29,865	$29,400	$30,834	$22,615
Restructured loans	-	549	538	14	12
90+ Days Past Due, Still Accruing	94	103	229	462	177
Other real estate owned	-	-	-	-	-
Total	$27,649	$30,517	$30,167	$31,310	$22,804

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
Quarterly Average Balances	2026	2026	2026	2025	2025
Assets:
Earning assets	$3,993,704	$3,992,950	$4,003,144	$3,939,580	$3,829,484
Securities	687,596	696,076	718,037	694,263	676,938
Loans	3,274,016	3,243,955	3,252,342	3,197,327	3,128,033
Liabilities and Shareholders' Equity
Total deposits	$3,457,728	$3,484,685	$3,461,202	$3,424,018	$3,237,025
Interest-bearing deposits	2,738,496	2,781,645	2,765,773	2,717,751	2,574,153
Other interest-bearing liabilities	235,194	216,181	257,599	256,899	383,305
Total shareholders' equity	566,853	561,101	553,940	525,673	472,993

Supplemental Financial Information
(Unaudited - dollars in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
End of period loan and lease balances	2026	2026	2026	2025	2025
Commercial and Agriculture	$316,162	$315,479	$310,400	$308,692	$302,407
Commercial Real Estate:
Owner Occupied	387,946	389,434	390,786	385,547	384,176
Non-owner Occupied	1,228,232	1,229,731	1,232,781	1,239,017	1,216,031
Residential Real Estate	982,843	957,960	943,425	944,328	842,362
Real Estate Construction	280,900	265,488	254,254	285,137	278,163
Farm Real Estate	31,815	32,440	32,700	37,775	23,713
Lease financing receivable	36,365	32,665	32,693	35,103	38,960
Consumer and Other	28,660	31,707	32,628	34,447	10,182
Total Loans	$3,292,923	$3,254,904	$3,229,667	$3,270,046	$3,095,994

Supplemental Financial Information
(Unaudited - dollars in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
End of period deposit balances	2026	2026	2026	2025	2025
Noninterest-bearing demand	$725,403	$695,142	$703,778	$702,032	$651,934
Interest-bearing demand	378,326	380,752	419,295	400,403	415,620
Savings and money market	1,286,927	1,271,089	1,291,253	1,234,593	1,129,985
Time deposits	761,889	761,117	710,423	727,294	601,757
Brokered deposits	325,134	350,143	377,141	402,142	431,167
Total Deposits	$3,477,679	$3,458,243	$3,501,890	$3,466,464	$3,230,463

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Income statement	2026	2026	2026	2025	2025

Total interest and dividend income	$57,823	$56,547	$55,809	$55,741	$55,240
Total interest expense	18,393	17,954	17,986	19,290	20,695
Net interest income	39,430	38,593	37,823	36,451	34,545
Provision for credit losses	823	1,251	(768)	724	378
Provision for unfunded commitments	472	519	139	(139)	(178)
Non-interest income	9,651	9,007	9,431	9,884	9,633
Non-interest expense	27,978	28,653	29,873	31,003	28,327
Income before taxes	19,808	17,177	18,010	14,747	15,651
Income tax expense	3,789	2,862	3,021	2,480	2,891
Net income	$16,019	$14,315	$14,989	$12,267	$12,760
Net income available to common shareholders	$16,019	$14,315	$14,989	$12,267	$12,760
Pre-Provision Net Revenue (PPNR)	$21,103	$18,947	$17,381	$15,332	$15,851

Per share data

Earnings per common share
Basic
Net income	$16,019	$14,315	$14,989	$12,267	$12,760
Less allocation of earnings and
dividends to participating securities	61	54	28	48	61
Net income available to common shareholders - basic	$15,958	$14,261	$14,961	$12,219	$12,699

Weighted average common shares outstanding	20,775,467	20,786,101	20,745,499	20,185,285	18,767,307
Less average participating securities	78,903	79,006	39,169	90,281	91,743
Weighted average number of shares outstanding used to calculate basic earnings per share	20,696,564	20,707,095	20,706,330	20,095,004	18,675,564

Earnings per common share
Basic	$0.77	$0.69	$0.72	$0.61	$0.68
Diluted	$0.77	$0.69	$0.72	$0.61	$0.68

Common shares dividend paid	$3,743	$3,741	$3,732	$3,283	$3,283
Dividends paid per common share	0.18	0.18	0.18	0.17	0.17

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Selected financial ratios	2026	2026	2026	2025	2025

Return on average assets	1.48%	1.34%	1.41%	1.14%	1.22%
Return on average equity	11.21%	10.23%	10.97%	9.26%	10.70%
Return on average tangible common equity	14.95%	13.72%	14.64%	12.72%	15.03%
Dividend payout ratio	23.34%	26.14%	24.91%	27.97%	25.00%
Net interest margin (tax equivalent)	3.93%	3.89%	3.85%	3.69%	3.58%
Effective tax rate	19.13%	16.66%	16.77%	16.82%	18.47%

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Non-interest income	2026	2026	2026	2025	2025
Service charges	$1,835	$1,889	$1,714	$1,706	$1,667
Net loss on sale of debt securities	(1,571)	-	-	-	-
Net gain (loss) on equity securities	99	140	33	120	255
Mortgage banking	1,085	950	1,005	1,092	1,018
ATM/Interchange fees	1,553	1,555	1,386	1,722	1,435
Wealth management fees	1,458	1,459	1,433	1,473	1,402
Leasing and commercial finance revenue	2,572	2,233	2,469	2,278	2,707
Bank owned life insurance	413	399	390	397	666
Swap fees	-	3	56	150	-
Other	2,207	379	945	946	483
Total non-interest income	$9,651	$9,007	$9,431	$9,884	$9,633

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Non-interest expense	2026	2026	2026	2025	2025
Compensation expense	$15,484	$15,737	$16,229	$14,526	$15,161
Net occupancy expense	1,589	1,583	1,623	1,410	1,466
Contracted data processing	611	582	730	672	559
FDIC assessment	365	420	423	493	627
State franchise tax	629	599	554	343	536
Professional services	1,244	1,221	1,585	1,467	1,225
Equipment expense	1,560	1,720	2,089	2,032	2,205
ATM/Interchange expense	786	743	732	710	755
Marketing	543	542	478	410	391
Amortization of core deposit intangible	675	696	696	576	318
Software maintenance expense	1,465	1,235	1,475	1,411	1,480
Other	3,027	3,575	3,259	6,953	3,604
Total non-interest expense	$27,978	$28,653	$29,873	$31,003	$28,327

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset quality	2026	2026	2026	2025	2025

Allowance for credit losses:
Beginning of period	$41,713	$40,536	$42,020	$40,254	$40,455
CECL Day 1 Adjustment FSB	-	-	-	1,960	-
Charge-offs	(1,698)	(174)	(806)	(1,064)	(662)
Recoveries	1,559	100	90	146	83
Provision	823	1,251	(768)	724	378
End of period	$42,397	$41,713	$40,536	$42,020	$40,254
Allowance for unfunded commitments:
Beginning of period	$3,894	$3,375	$3,236	$3,375	$3,553
Charge-offs	-	-	-	-	-
Recoveries	-	-	-	-	-
Provision	472	519	139	(139)	(178)
End of period	$4,366	$3,894	$3,375	$3,236	$3,375

Ratios
Allowance to total loans	1.29%	1.28%	1.26%	1.28%	1.30%
Allowance to nonperforming assets	153.34%	136.69%	134.37%	134.21%	176.52%
Allowance to nonperforming loans	153.34%	136.69%	134.37%	134.21%	176.52%

Nonperforming assets
Non-accrual loans	$27,555	$29,865	$29,400	$30,834	$22,615
Restructured loans	-	549	538	14	12
90+ Days Past Due, Still Accruing	94	103	229	462	177
Total non-performing loans	27,649	30,517	30,167	31,310	22,804
Other Real Estate Owned	-	-	-	-	-
Total non-performing assets	$27,649	$30,517	$30,167	$31,310	$22,804

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Capital and liquidity	2026	2026	2026	2025	2025

Tier 1 leverage ratio	12.11%	11.87%	11.57%	11.32%	10.96%
Tier 1 risk-based capital ratio	15.56%	15.33%	15.12%	14.51%	14.19%
Total risk-based capital ratio	19.08%	18.86%	18.67%	18.02%	17.80%
Tangible common equity ratio (1)	9.88%	10.23%	9.85%	9.54%	9.21%

(1) See reconciliation of non-GAAP measures at the end of this press release.

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025

Tangible Common Equity
Total Shareholder's Equity - GAAP	$552,741	$566,785	$552,243	$543,474	$499,028
Less: Preferred Equity	-	-	-	-	-
Less: Goodwill and intangible assets	141,270	142,018	142,774	143,538	132,276
Tangible common equity (Non-GAAP)	$411,471	$424,767	$409,469	$399,936	$366,752

Total Shares Outstanding	20,712,013	20,794,238	20,783,348	20,746,474	19,312,726

Tangible book value per share	$19.87	$20.43	$19.70	$19.28	$18.99

Tangible Assets
Total Assets - GAAP	$4,304,926	$4,294,298	$4,298,322	$4,336,453	$4,113,334
Less: Goodwill and intangible assets	141,270	142,018	142,774	143,538	132,276
Tangible assets (Non-GAAP)	$4,163,656	$4,152,280	$4,155,548	$4,192,915	$3,981,058

Tangible common equity to tangible assets	9.88%	10.23%	9.85%	9.54%	9.21%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Efficiency ratio (non-GAAP):	2026	2025	2026	2025

Non-interest expense (GAAP)	$27,978	$28,327	$86,504	$82,935
Less: Amortization of intangible assets expense	675	318	2,067	988
Less: Acquisition related expenses	-	664	427	669
Non-interest expense (non-GAAP)	$27,303	$27,345	$84,010	$81,278

Net interest income (GAAP)	$39,430	$34,545	$115,846	$102,132
Plus: Taxable equivalent adjustment	599	618	1,817	1,861
Non-interest income (GAAP)	9,651	9,633	28,089	24,082
Add: Net losses on debt securities	(1,571)	-	(1,571)	-
Less: Net gains on equity securities	99	255	272	152
Less: Net gain insurance proceeds	1,771	-	1,771	-
Net interest income (FTE) plus non-interest income (non-GAAP)	$49,381	$44,541	$145,280	$127,923

Efficiency ratio (non-GAAP)	55.3%	61.4%	57.8%	63.5%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Efficiency ratio (non-GAAP):	2026	2026	2026	2025	2025

Non-interest expense (GAAP)	$27,978	$28,653	$29,873	$31,003	$28,327
Less: Amortization of intangible assets expense	675	696	696	576	318
Less: Acquisition related expenses	-	-	427	3,424	664
Non-interest expense (non-GAAP)	$27,303	$27,957	$28,750	$27,003	$27,345

Net interest income (GAAP)	$39,430	$38,593	$37,823	$36,451	$34,545
Plus: Taxable equivalent adjustment	599	606	612	620	618
Noninterest income (GAAP)	9,651	9,007	9,431	9,884	9,633
Add: Net losses on debt securities	(1,571)	-	-	-	-
Less: Net gains on equity securities	99	140	33	120	255
Less: Net gain insurance proceeds	1,771	-	-	-	-
Net interest income (FTE) plus non-interest income (non-GAAP)	$49,381	$48,066	$47,833	$46,835	$44,541

Efficiency ratio (non-GAAP)	55.3%	58.2%	60.1%	57.7%	61.4%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Net interest margin (non-GAAP):	2026	2026	2026	2025	2025

Net interest income (GAAP)	$39,430	$38,593	$37,823	$36,451	$34,545
Tax-equivalent adjustment	599	606	612	620	618
Net interest income (tax-equivalent)	40,029	39,199	38,435	37,071	35,163

Average earning assets (GAAP)	$3,993,704	$3,992,950	$4,003,144	$3,939,580	$3,829,484
Unrealized loss adjustment	52,295	46,706	41,288	46,944	62,947
Adjusted average earning assets	4,045,999	4,039,656	4,044,432	3,986,524	3,892,431

Net interest margin (Non-GAAP)	3.93%	3.89%	3.85%	3.69%	3.58%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Pre-Provision Net Revenue - PPNR (non-GAAP):	2026	2026	2026	2025	2025

Income before taxes (GAAP)	$19,808	$17,177	$18,010	$14,747	$15,651
Add: Provision for credit losses	823	1,251	(768)	724	378
Add: Provision for unfunded commitments	472	519	139	(139)	(178)
Pre-Provision Net Revenue (non-GAAP)	$21,103	$18,947	$17,381	$15,332	$15,851